Exhibit 107

Calculation of Filing Fee Tables

FORM S-1/A

(Form Type)

SAMSARA VISION INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common stock, par value $0.0001per share (3)	(1)(2)		(2)	$17,250,000
	Equity	Representative’s warrants to purchase shares of common stock (4)	(1)(2)		(2)	(4)
	Equity	Common stock underlying issuable upon exercise of Representative’s warrants (5)	(1)(2)		(2)	$1,078,125

	Total Offering Amounts					$18,328,125		$1,699.02
	Total Fees Previously Paid							$2,831.70
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of securities being registered and the proposed maximum offering price per share and warrants are not included in this table.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock of the Registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is equal to 125% of $862,500 (which is 5% of $17,250,000).